Exhibit 99.1

Mohegan Sun at Pocono Downs

Table Games Statistical Report

	Gross Table Games Revenues (2)	Table Games Tax (3)	Weighted Average Number of Table Games (4)
October-10	$3,450,400	$552,064	84
November-10	3,606,784	577,085	84
December-10	3,235,938	517,751	84
January-11	3,293,804	527,008	84
February-11	3,120,315	499,251	84
March-11	3,446,784	551,485	84
April-11	3,615,084	578,413	84
May-11	3,349,027	535,845	84
June-11	3,301,597	528,255	84

Fiscal Year 2011	$30,419,733	$4,867,157
July-10 (1)	$1,260,653	$201,704	62
August-10	3,533,765	565,403	72
September-10	3,366,195	538,591	84

Fiscal Year 2010	$8,160,613	$1,305,698

(1)	Table game and poker operations commenced on July 13, 2010.
(2)	“Gross Table Games Revenues,” as defined by the Pennsylvania Gaming Control Board, represent the closing table games inventory plus table games drop and credit slips for cash, chips or tokens returned to the casino cage, less opening table games inventory, free bet coupons and chip fills to the tables. Gross table games revenues also include poker revenues which represent the total value of rake charged to patrons at poker tables.
(3)	“Table Games Tax” is defined as the portion of gross table games revenues that must be paid to the Commonwealth of Pennsylvania on a weekly basis. This portion is 16% of gross table games revenues.
(4)	“Weighted Average Number of Table Games” is defined as the weighted average number of table games on the casino gaming floor during the monthly period.